Exhibit 99.1

For Release: Thursday, April 21, 2016, 7:30 a.m. EDT

GM Reports First-Quarter Net Income of $2.0 Billion

•	EPS diluted of $1.24; First-quarter record EPS diluted-adjusted of $1.26

•	First-quarter record EBIT-adjusted of $2.7 billion

•	GM Europe posts break-even performance

DETROIT - General Motors Co. (NYSE: GM) today announced first-quarter net income to common stockholders of $2.0 billion or $1.24 per diluted share, compared to $0.9 billion or $0.56 per diluted share a year ago. Earnings per share diluted-adjusted for special items was a first-quarter record at $1.26, up 47 percent compared to the first quarter of 2015.

The company set first-quarter records for earnings and margin, with earnings before interest and tax (EBIT) adjusted of $2.7 billion and EBIT-adjusted margin of 7.1 percent. These compare to EBIT-adjusted of $2.1 billion and an EBIT-adjusted margin of 5.8 percent in the first quarter of 2015.

The earnings increase was driven by improved year-over-year results in all reporting segments, including breakeven performance in Europe.

“We’re growing where it counts, gaining retail share in the U.S., outpacing the industry in Europe and capitalizing on robust growth in SUV and luxury segments in China,” said Chairman and CEO Mary Barra. “This strong quarter also reflects the excellent progress we’re making to improve results in our more challenged global markets. Importantly, the continued success of our core business is enabling us to invest in advanced technology and innovations that will help shape the future of personal mobility.”

First-quarter 2016 EBIT-adjusted results included the impact of $0.3 billion restructuring costs, primarily in North America, compared to $0.1 billion in restructuring costs a year ago.

Net revenue during the quarter was $37.3 billion compared to $35.7 billion in the first quarter of 2015. Holding exchange rates constant, net revenue was $2.9 billion higher than the first quarter of 2015.

GM Results Overview (dollars in billions except for per share amounts)

	Q1 2016	Q1 2015
Net Revenue	$37.3	$35.7
Net income attributable to common stockholders	$2.0	$0.9
Earnings per share (EPS) diluted	$1.24	$0.56
Impact of special items on EPS diluted	$(0.02)	$(0.30)
EPS diluted - adjusted	$1.26	$0.86
EBIT-adjusted	$2.7	$2.1
% EBIT-adjusted margin	7.1	5.8
Automotive net cash flow from operating activities	$(0.7)	$0.0
Adjusted automotive free cash flow	$(1.5)	$(1.7)
% Return on Invested Capital (ROIC)	28.5	19.5

Segment EBIT-Adjusted Results

•	GM North America reported first-quarter record EBIT-adjusted of $2.3 billion, which includes $0.2 billion for restructuring costs. This compares with $2.2 billion in the first quarter of 2015.

•	GM Europe reported EBIT-adjusted break-even results compared with $(0.2) billion in the first quarter of 2015.

•	GM International Operations reported EBIT-adjusted of $0.4 billion compared with $0.4 billion in the first quarter of 2015. Results included China equity income of $0.5 billion in both periods.

•	GM South America reported EBIT-adjusted of $(0.1) billion compared with $(0.2) billion in the first quarter of 2015.

•	GM Financial reported earnings before tax of $0.2 billion, about equal to a year ago.

Cash Flow and Liquidity

For the quarter, automotive cash flow from operating activities was $(0.7) billion. Adjusted automotive free cash flow was $(1.5) billion, improved from $(1.7) billion in the first quarter of 2015. GM ended the quarter with total automotive liquidity of $30.6 billion, and automotive cash and marketable securities of $18.5 billion.

Year-to-date through March 31, GM has returned approximately $0.9 billion of cash to shareholders through share repurchases of $0.3 billion and dividends of $0.6 billion.

“The quarter was a great start to a year in which we anticipate strong growth in earnings and free cash flow," said Chuck Stevens, GM executive vice president and chief financial officer.

General Motors Co. (NYSE:GM, TSX: GMM) and its partners produce vehicles in 30 countries, and the company has leadership positions in the world's largest and fastest-growing automotive markets. GM, its subsidiaries and joint venture entities sell vehicles under the Chevrolet, Cadillac, Baojun, Buick, GMC, Holden, Jiefang, Opel, Vauxhall and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety, security and information services, can be found at http://www.gm.com.

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CONTACTS:

Media: Tom Henderson GM Finance Communications 313-410-2704 tom.e.henderson@gm.com	Investors: Randy Arickx GM Investor Relations 313-268-7070 randy.c.arickx@gm.com

Forward-Looking Statements
In this press release and related comments by management, and in reports we subsequently file and have previously filed with the SEC on Forms 10-K and 10-Q and file or furnish on Form 8-K, and in related comments by our management, we use words like “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “priorities,” “project,” “pursue,” “seek,” “will,” “should,” “target,” “when,” “would,” or the negative of any of those words or similar expressions to identify forward-looking statements that represent our current judgment about possible future events. In making these statements we rely on assumptions and analyses based on our experience and perception of historical trends, current conditions and expected future developments as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors, both positive and negative. These factors, which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K, include, among others: (1) our ability to maintain profitability over the long-term, including our ability to fund and introduce new and improved vehicle models that are able to attract a sufficient number of consumers; (2) the success of our full-size pick-up trucks and SUVs; (3) global automobile market sales volume, which can be volatile; (4) the results of our joint ventures, which we cannot operate solely for our benefit and over which we may have limited control; (5) our ability to realize production efficiencies and to achieve reductions in costs as we implement operating effectiveness initiatives throughout our automotive operations; (6) our ability to maintain quality control over our vehicles and avoid material vehicle recalls and the cost and effect on our reputation and products; (7) our ability to maintain adequate liquidity and financing sources including as required to fund our new technology; (8) our ability to realize successful vehicle applications of new technology and our ability to deliver new products, services and customer experiences in response to new participants in the automotive industry; (9) volatility in the price of oil; (10) the ability of our suppliers to deliver parts, systems and components without disruption and at such times to allow us to meet production schedules; (11) risks associated with our manufacturing facilities around the world; (12) our ability to manage the distribution channels for our products; (13) our ability to successfully restructure our operations in various countries; (14) the continued availability of wholesale and retail financing in markets in which we operate to support the sale of our vehicles, which is dependent on those entities' ability to obtain funding and their continued willingness to provide financing; (15) changes in economic conditions, commodity prices, housing prices, foreign currency exchange rates or political stability in the markets in which we operate; (16) significant changes in the competitive environment, including the effect of competition and excess manufacturing capacity in our markets, on our pricing policies or use of incentives and the introduction of new and improved vehicle models by our competitors; (17) significant changes in economic, political, regulatory environment and market conditions in China, including the effect of competition from new market entrants, on our vehicle sales and market position in China; (18) changes in existing, or the adoption of new, laws, regulations, policies or other activities of governments, agencies and similar organizations, particularly laws, regulations and policies relating to vehicle safety including recalls, and including such actions that may affect the production, licensing, distribution or sale of our products, the cost thereof or applicable tax rates; (19) stricter or novel interpretations and consequent enforcement of existing laws, regulations and policies; (20) costs and risks associated with litigation and government investigations including the potential imposition of damages, substantial fines, civil lawsuits and criminal penalties, interruptions of business, modification of business practices, equitable remedies and other sanctions against us in connection with various legal proceedings and investigations relating to our various recalls; (21) our ability to comply with the terms of the DPA; (22) our ability to manage risks related to security breaches and other disruptions to our vehicles, information technology networks and systems; (23) significant increases in our pension expense or projected pension contributions resulting from changes in the value of plan assets, the discount rate applied to value the pension liabilities or mortality or other assumption changes; (24) our continued ability to develop captive financing capability through GM Financial; and (25) changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on earnings.

We caution readers not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

Exhibit 1
General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The accompanying tables and charts include earnings before interest and taxes adjusted for special items, presented net of noncontrolling interests (EBIT-adjusted), earnings per share (EPS)-diluted-adjusted, return on invested capital (ROIC) and Adjusted automotive free cash flow. These metrics are not prepared in accordance with Accounting Principles Generally Accepted in the United States of America (U.S. GAAP) and have not been audited or reviewed by General Motors Company's (GM) independent auditors. EBIT-adjusted, EPS-diluted-adjusted, ROIC and Adjusted automotive free cash flow are considered non-GAAP financial measures.

Management uses EBIT-adjusted to review the operating results of GM's automotive segments because it excludes interest income, interest expense and income taxes as well as certain additional adjustments. GM Financial uses income before income taxes-adjusted because management believes interest income and interest expense are part of operating results when assessing and measuring the operational and financial performance of the segment. Examples of adjustments to EBIT and GM Financial's income before income taxes include certain impairment charges related to goodwill, other long-lived assets and investments; certain gains or losses on the settlement/extinguishment of obligations; and gains or losses on the sale of non-core investments.

Management uses EPS-diluted-adjusted to review GM's consolidated diluted earnings per share results on a consistent basis. EPS-diluted-adjusted is calculated as net income attributable to common stockholders less certain adjustments noted above for EBIT-adjusted on an after-tax basis as well as certain income tax adjustments divided by weighted-average common shares outstanding – diluted.

Management uses ROIC to review investment and capital allocation decisions. GM defines ROIC as EBIT-adjusted for the trailing four quarters divided by average net assets, which is considered to be the average equity balances adjusted for certain assets and liabilities during the same period.

Management uses adjusted free cash flow to review the liquidity of GM's automotive operations. GM measures Adjusted automotive free cash flow as cash flow from operations less capital expenditures adjusted for management actions, primarily related to strengthening its balance sheet, such as accrued interest on prepayments of debt and discretionary contributions to employee benefit plans.

Management uses these non-GAAP measures in its financial and operational decision making processes, for internal reporting and as part of its forecasting and budgeting processes as they provide additional transparency of GM's core operations. These measures allow management and investors to view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions. GM's calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related U.S. GAAP measures.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table reconciles EBIT-adjusted to its most comparable U.S. GAAP measure, Net income attributable to common stockholders (dollars in millions):

	Three Months Ended
	March 31, 2016	March 31, 2015
Operating segments
GM North America (GMNA)	$2,296	$2,182
GM Europe (GME)	(6)	(239)
GM International Operations (GMIO)	379	371
GM South America (GMSA)	(67)	(214)
General Motors Financial Company, Inc. (GM Financial)(a)	225	214
Total operating segments(b)	2,827	2,314
Corporate and eliminations	(172)	(232)
EBIT-adjusted	2,655	2,082
Special items	(60)	(547)
Automotive interest income	44	49
Automotive interest expense	(127)	(110)
Income tax expense	(559)	(529)
Net income attributable to common stockholders	$1,953	$945
__________

(a)	GM Financial amounts represent income before income taxes-adjusted.

(b)	GM's automotive operations' interest income, interest expense and income tax expense are recorded centrally in Corporate.

In the three months ended March 31, 2016 special items consisted of charges for legal related matters in Corporate.

In the three months ended March 31, 2015 special items consisted primarily of costs related to the change in GM's business model in Russia in GME and GMIO, which is net of non-controlling interests; and a charge related to the ignition switch recall compensation program in Corporate.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table reconciles EPS-diluted-adjusted to its most comparable financial measure under U.S. GAAP, diluted earnings per common share:

	Three Months Ended
	March 31, 2016	March 31, 2015
Diluted earnings per common share	$1.24	$0.56
Net impact of adjustments(a)	0.02	0.30
EPS-diluted-adjusted	$1.26	$0.86
________

(a)	Includes the adjustments disclosed in Note 15 to GM's condensed consolidated financial statements of Form 10-Q for the three months ended March 31, 2016 and 2015.

The following table summarizes the calculation of ROIC (dollars in billions):

	Four Quarters Ended
	March 31, 2016	March 31, 2015
EBIT-adjusted	$11.4	$8.1
Average equity	$38.1	$39.7
Add: Average automotive debt and interest liabilities (excluding capital leases)	8.6	7.3
Add: Average automotive net pension & OPEB liability	27.4	27.4
Less: Average fresh start accounting goodwill		(0.1)
Less: Average net automotive income tax asset	(34.2)	(32.6)
ROIC average net assets	$39.9	$41.7
ROIC	28.5%	19.5%

The following table reconciles Adjusted automotive free cash flow to Automotive net cash provided by (used in) operating activities (dollars in millions):

	Three Months Ended
	March 31, 2016	March 31, 2015
Adjusted automotive free cash flow	$(1,486)	$(1,664)
Adjustments – discretionary pension plan contributions	(1,500)	—
Capital expenditures	2,265	1,667
Automotive net cash provided by (used in) operating activities	$(721)	$3

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following tables summarize key financial information by segment (dollars in millions):

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended March 31, 2016
Net sales and revenue	$26,463	$4,681	$2,679	$1,343	$29		$35,195	$2,075	$(5)	$37,265
Expenditures for property	$1,752	$272	$152	$87	$3	$(1)	$2,265	$20	$—	$2,285
Depreciation and amortization	$1,021	$103	$108	$57	$5	$(2)	$1,292	$930	$—	$2,222
Impairment charges	$12	$26	$32	$—	$—	$—	$70	$—	$—	$70
Equity income(a)	$6	$—	$518	$—	$—	$—	$524	$36	$—	$560

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended March 31, 2015
Net sales and revenue	$24,676	$4,449	$3,112	$2,092	$35		$34,364	$1,354	$(6)	$35,712
Expenditures for property	$1,101	$244	$180	$139	$3	$—	$1,667	$17	$—	$1,684
Depreciation and amortization	$926	$80	$108	$76	$4	$(1)	$1,193	$345	$—	$1,538
Impairment charges	$175	$41	$3	$—	$—	$—	$219	$—	$—	$219
Equity income(a)	$5	$1	$519	$—	$—	$—	$525	$28	$—	$553
_________

(a)	Includes automotive China joint ventures equity income of $518 million and $519 million in the three months ended March 31, 2016 and 2015.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

Vehicle Sales

GM presents both wholesale and retail vehicle sales data to assist in the analysis of its revenue and market share. GM does not currently export vehicles to Cuba, Iran, North Korea, Sudan or Syria. Accordingly, these countries are excluded from industry sales data and corresponding calculations of GM's market share.

Wholesale vehicle sales data, which represents sales directly to dealers and others, is the measure that correlates GM's revenue from the sale of vehicles, which is the largest component of Automotive net sales and revenue. Wholesale vehicle sales exclude vehicles produced by joint ventures. In the three months ended March 31, 2016, 46.8% of GM's wholesale vehicle sales volume was generated outside the U.S. The following table summarizes total wholesale vehicle sales of new vehicles by automotive segment (vehicles in thousands):

	Three Months Ended
	March 31, 2016	March 31, 2015
GMNA	874	829
GME	293	268
GMIO	130	144
GMSA	114	150
Worldwide	1,411	1,391

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

Retail vehicle sales data, which represents sales to end customers based upon the good faith estimates of management, including fleets, does not correlate directly to the revenue GM recognizes during the period. However, retail vehicle sales data is indicative of the underlying demand for GM vehicles. Market share information is based primarily on retail vehicle sales volume. In countries where end customer data is not readily available other data sources, such as wholesale or forecast volumes, are used to estimate retail vehicle sales.

Retail vehicle sales data includes all sales by joint ventures on a total vehicle basis, not based on the percentage of ownership in the joint venture. Certain joint venture agreements in China allow for the contractual right to report vehicle sales on non-GM trademarked vehicles by those joint ventures. Retail vehicle sales data includes vehicles used by dealers under courtesy transportation programs and vehicles sold through the dealer registration channel primarily in Europe. This sales channel consists primarily of dealer demonstrator, loaner and self-registered vehicles which are not eligible to be sold as new vehicles after being registered by dealers. Certain fleet sales that are accounted for as operating leases are included in retail vehicle sales at the time of delivery to daily rental car companies. The following table summarizes total retail sales volume, or estimated sales volume where retail sales volume is not available, of new vehicles by geographic region (vehicles in thousands):

	Three Months Ended
	March 31, 2016	March 31, 2015
United States
Chevrolet - Cars	173	179
Chevrolet - Trucks	196	189
Chevrolet - Crossovers	103	108
Cadillac	36	37
Buick	54	50
GMC	122	121
Total United States	684	684
Canada, Mexico and Other	115	106
Total North America	799	790
Europe
Opel/Vauxhall	303	279
Chevrolet	8	13
Total Europe	311	292
Asia/Pacific, Middle East and Africa
Chevrolet	214	316
Wuling	348	425
Buick	285	228
Baojun	216	94
Cadillac	23	22
Other	45	52
Total Asia/Pacific, Middle East and Africa	1,131	1,137
South America(a)	133	180
Total Worldwide	2,374	2,399
_________
(a) Primarily Chevrolet.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The wholesale vehicle sales at GM's China joint ventures presented in the following table are included in GM's retail vehicle sales on the preceding page (vehicles in thousands):

	Three Months Ended
	March 31, 2016	March 31, 2015
SAIC General Motors Sales Co., Ltd.	412	418
SAIC GM Wuling Automobile Co., Ltd. and FAW-GM Light Duty Commercial Vehicle Co., Ltd.	564	521

	Three Months Ended
	March 31, 2016	March 31, 2015
Market Share
United States - Cars	12.5%	12.4%
United States - Trucks	22.4%	23.7%
United States - Crossovers	15.5%	17.3%
Total United States	16.4%	16.9%
Total North America	15.9%	16.4%
Total Europe	6.1%	6.1%
Total Asia/Pacific, Middle East and Africa	9.8%	10.0%
Total South America	15.6%	16.7%
Total Worldwide	10.6%	10.8%

Fleet sales as a percentage of total retail vehicle sales	21.5%	26.7%

North America Capacity Two Shift Utilization	97.4%	101.2%

General Motors Company and Subsidiaries
Consolidating Income Statements
(In millions) (Unaudited)

	Three Months Ended March 31, 2016				Three Months Ended March 31, 2015
	Automotive	GM Financial	Eliminations	Consolidated	Automotive	GM Financial	Eliminations	Consolidated
Net sales and revenue
Automotive	$35,195	$—	$—	$35,195	$34,364	$—	$—	$34,364
GM Financial	—	2,075	(5)	2,070	—	1,354	(6)	1,348
Total net sales and revenue	35,195	2,075	(5)	37,265	34,364	1,354	(6)	35,712
Costs and expenses
Automotive cost of sales	30,591	—	(2)	30,589	30,677	—	(3)	30,674
GM Financial interest, operating and other expenses	—	1,886	—	1,886	—	1,168	—	1,168
Automotive selling, general and administrative expense	2,818	—	—	2,818	3,117	—	—	3,117
Total costs and expenses	33,409	1,886	(2)	35,293	33,794	1,168	(3)	34,959
Operating income	1,786	189	(3)	1,972	570	186	(3)	753
Automotive interest expense	130	—	(3)	127	113	—	(3)	110
Interest income and other non-operating income, net	85	—	—	85	241	—	—	241
Equity income	524	36	—	560	525	28	—	553
Income before income taxes	2,265	225	—	2,490	1,223	214	—	1,437
Income tax expense	500	59	—	559	464	65	—	529
Net income	1,765	166	—	1,931	759	149	—	908
Net loss attributable to noncontrolling interests	22	—	—	22	37	—	—	37
Net income attributable to common stockholders	$1,787	$166	$—	$1,953	$796	$149	$—	$945

General Motors Company and Subsidiaries
Basic and Diluted Earnings per Share
(Unaudited)

The following table summarizes basic and diluted earnings per share (in millions, except per share amounts):

	Three Months Ended
	March 31, 2016	March 31, 2015
Basic earnings per share
Net income attributable to common stockholders	$1,953	$945
Weighted-average common shares outstanding	1,546	1,617
Basic earnings per common share	$1.26	$0.58
Diluted earnings per share
Net income attributable to common stockholders – diluted	$1,952	$945
Weighted-average common shares outstanding – diluted	1,580	1,686
Diluted earnings per common share	$1.24	$0.56

General Motors Company and Subsidiaries
Consolidating Balance Sheets
(In millions, except per share amounts) (Unaudited)

	March 31, 2016				December 31, 2015
	Automotive	GM Financial	Eliminations	Consolidated	Automotive	GM Financial	Eliminations	Consolidated
ASSETS
Current Assets
Cash and cash equivalents	$11,996	$2,898	$—	$14,894	$12,177	$3,061	$—	$15,238
Marketable securities	6,537	—	—	6,537	8,163	—	—	8,163
Restricted cash and marketable securities	169	1,547	—	1,716	180	1,410	—	1,590
Accounts and notes receivable, net(a)	9,321	1,192	(1,525)	8,988	8,590	681	(934)	8,337
GM Financial receivables, net(b)	—	19,513	(288)	19,225	—	18,281	(230)	18,051
Inventories	15,817	—	—	15,817	13,764	—	—	13,764
Equipment on operating leases, net	2,199	—	—	2,199	2,783	—	—	2,783
Other current assets	1,276	378	4	1,658	1,152	330	—	1,482
Total current assets	47,315	25,528	(1,809)	71,034	46,809	23,763	(1,164)	69,408
Non-current Assets
Restricted cash and marketable securities	56	583	—	639	52	531	—	583
GM Financial receivables, net	—	19,145	—	19,145	—	18,500	—	18,500
Equity in net assets of nonconsolidated affiliates	8,651	989	—	9,640	8,215	986	—	9,201
Property, net	32,422	230	—	32,652	31,010	219	—	31,229
Goodwill and intangible assets, net	4,499	1,392	—	5,891	4,558	1,389	—	5,947
GM Financial equipment on operating leases, net	—	24,538	—	24,538	—	20,172	—	20,172
Deferred income taxes(c)	36,163	211	—	36,374	36,635	225	—	36,860
Other assets	3,414	291	—	3,705	2,142	296	—	2,438
Total non-current assets	85,205	47,379	—	132,584	82,612	42,318	—	124,930
Total Assets	$132,520	$72,907	$(1,809)	$203,618	$129,421	$66,081	$(1,164)	$194,338
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)(a)	$26,866	$807	$(907)	$26,766	$24,093	$740	$(771)	$24,062
Short-term debt and current portion of long-term debt
Automotive(a)(b)	1,734	—	(902)	832	1,209	—	(392)	817
GM Financial	—	20,756	—	20,756	—	18,745	—	18,745
Accrued liabilities(c)	24,870	1,763	—	26,633	26,043	1,550	—	27,593
Total current liabilities	53,470	23,326	(1,809)	74,987	51,345	21,035	(1,163)	71,217
Non-current Liabilities
Long-term debt
Automotive	9,946	—	—	9,946	7,948	—	—	7,948
GM Financial	—	39,615	—	39,615	—	35,601	—	35,601
Postretirement benefits other than pensions	5,720	—	—	5,720	5,685	—	—	5,685
Pensions	19,134	111	—	19,245	20,804	107	—	20,911
Other liabilities(c)	11,561	1,219	—	12,780	11,627	1,027	(1)	12,653
Total non-current liabilities	46,361	40,945	—	87,306	46,064	36,735	(1)	82,798
Total Liabilities	99,831	64,271	(1,809)	162,293	97,409	57,770	(1,164)	154,015
Commitments and contingencies
Equity
Common stock, $0.01 par value	15	—	—	15	15	—	—	15
Additional paid-in capital	27,462	1	—	27,463	27,606	1	—	27,607
Retained earnings	11,921	9,587	—	21,508	10,870	9,415	—	20,285
Accumulated other comprehensive loss	(7,102)	(952)	—	(8,054)	(6,931)	(1,105)	—	(8,036)
Total stockholders’ equity	32,296	8,636	—	40,932	31,560	8,311	—	39,871
Noncontrolling interests	393	—	—	393	452	—	—	452
Total Equity	32,689	8,636	—	41,325	32,012	8,311	—	40,323
Total Liabilities and Equity	$132,520	$72,907	$(1,809)	$203,618	$129,421	$66,081	$(1,164)	$194,338
_________

(a)
Eliminations include Automotive accounts receivables of $442 million offset by GM Financial accounts payables, GM Financial accounts receivables of $462 million offset by Automotive accounts payable and GM Financial notes receivables of $614 million offset by loans to Automotive at March 31, 2016 and Automotive accounts receivables of $358 million offset by GM Financial accounts payables, GM Financial accounts receivables of $409 million offset by Automotive accounts payable and GM Financial notes receivables of $163 million offset by loans to Automotive at December 31, 2015.

(b)	Eliminations include GM Financial commercial loans of $288 million and $230 million offset by loans to Automotive at March 31, 2016 and December 31, 2015.

(c)	As a result of GM's adoption of Accounting Standards Update 2015-17, certain prior year amounts have been reclassified.

General Motors Company and Subsidiaries
Consolidating Statements of Cash Flows
(In millions) (Unaudited)

	Three Months Ended March 31, 2016				Three Months Ended March 31, 2015
	Automotive	GM Financial	Reclassification (a)	Consolidated	Automotive	GM Financial	Reclassification (a)	Consolidated
Cash flows from operating activities
Net income	$1,765	$166	$—	$1,931	$759	$149	$—	$908
Depreciation, amortization and impairment charges	1,362	930	—	2,292	1,412	345	—	1,757
Foreign currency remeasurement and transaction losses	160	2	—	162	183	5	—	188
Amortization of discount and issuance costs on debt issues	16	29	—	45	17	19	—	36
Undistributed earnings of nonconsolidated affiliates, net	(510)	(9)	—	(519)	(511)	(28)	—	(539)
Pension contributions and OPEB payments	(1,921)	(1)	—	(1,922)	(392)	(1)	—	(393)
Pension and OPEB (income) expense, net	(152)	1	—	(151)	42	1	—	43
Provision for deferred taxes	706	25	—	731	312	31	—	343
Change in other operating assets and liabilities	(2,147)	12	(598)	(2,733)	(1,819)	19	(168)	(1,968)
Net cash provided by (used in) operating activities	(721)	1,155	(598)	(164)	3	540	(168)	375
Cash flows from investing activities
Expenditures for property	(2,265)	(20)	—	(2,285)	(1,667)	(17)	—	(1,684)
Available-for-sale marketable securities, acquisitions	(1,773)	—	—	(1,773)	(1,634)	—	—	(1,634)
Trading marketable securities, acquisitions	(104)	—	—	(104)	(522)	—	—	(522)
Available-for-sale marketable securities, liquidations	3,272	—	—	3,272	2,467	—	—	2,467
Trading marketable securities, liquidations	291	—	—	291	386	—	—	386
Acquisition of companies/investments, net of cash acquired	(516)	—	—	(516)	(2)	(1,049)	—	(1,051)
Increase in restricted cash and marketable securities	(48)	(236)		(284)	(54)	(167)	—	(221)
Decrease in restricted cash and marketable securities	35	60	—	95	55	13	—	68
Purchases of finance receivables	—	(4,759)	598	(4,161)	—	(4,235)	168	(4,067)
Principal collections and recoveries on finance receivables	—	3,271	—	3,271	—	2,814	—	2,814
Purchases of leased vehicles, net	—	(5,111)	—	(5,111)	—	(2,252)	—	(2,252)
Proceeds from termination of leased vehicles	—	481	—	481	—	185	—	185
Other investing activities	1	1	—	2	38	5	—	43
Net cash used in investing activities	(1,107)	(6,313)	598	(6,822)	(933)	(4,703)	168	(5,468)
Cash flows from financing activities
Net increase (decrease) in short-term debt	(19)	757	—	738	(100)	198	—	98
Proceeds from issuance of debt (original maturities greater than three months)	2,049	10,185	—	12,234	8	6,147	—	6,155
Payments on debt (original maturities greater than three months)	(58)	(5,492)	—	(5,550)	(53)	(3,056)	—	(3,109)
Payments to purchase common stock	(300)	—	—	(300)	(300)	—	—	(300)
Dividends paid	(588)	—	—	(588)	(488)	—	—	(488)
Other financing activities	(25)	(26)	—	(51)	44	(41)	—	3
Net cash provided by (used in) financing activities	1,059	5,424	—	6,483	(889)	3,248	—	2,359
Effect of exchange rate changes on cash and cash equivalents	114	45		159	(343)	(101)		(444)
Net transactions with Automotive/GM Financial(b)	474	(474)	—	—	(163)	163	—	—
Net (decrease) in cash and cash equivalents	(181)	(163)	—	(344)	(2,325)	(853)	—	(3,178)
Cash and cash equivalents at beginning of period	12,177	3,061	—	15,238	15,980	2,974	—	18,954
Cash and cash equivalents at end of period	$11,996	$2,898	$—	$14,894	$13,655	$2,121	$—	$15,776
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(a)	Reclassification of purchases/collections of wholesale finance receivables resulting from vehicles sold by GM to dealers that have arranged their inventory floor plan financing through GM Financial.

(b)	Amounts loaned from GM Financial to Automotive used to fund company vehicles and for commercial loans to dealers we consolidate.